UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transport, Inc.
(Name of Registrant as Specified in its Charter)

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COVENANT TRANSPORT, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2005
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2005 annual meeting of stockholders of Covenant Transport, Inc., a Nevada corporation, to be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Tuesday, May 10, 2005, for the following purposes:

1.	To consider and act upon a proposal to elect seven (7) directors; and

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on March 17, 2005, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. Shares of Class A and Class B common stock may be voted at the annual meeting only if the holder is present at the annual meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,

David R. Parker
Chairman of the Board of Directors

Chattanooga, Tennessee
April 11, 2005

COVENANT TRANSPORT, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2005
__________________________________________

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the stockholders of Covenant Transport, Inc., a Nevada corporation, to be voted at the annual meeting of stockholders, which will be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Tuesday, May 10, 2005, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted FOR the director nominees named below and in accordance with the judgment of the proxy holders, with respect to any other matters properly brought before the annual meeting.

The proxy statement, proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2004, was first mailed on or about April 11, 2005, to stockholders of record at the close of business on our record date of March 17, 2005. Except to the extent it is incorporated by specific reference, the enclosed copy of our 2004 annual report is not incorporated into this proxy statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transport, Inc. and its consolidated subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting, either in person or by valid proxy. Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to two votes for each share held so long as such shares are owned by David R. Parker or certain members of his immediate family. In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his family members, such shares will be automatically converted into shares of our Class A common stock. All of the issued and outstanding shares of our Class B common stock are currently owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship. Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class. On March 17, 2005, the record date, there were issued and outstanding 12,349,908 shares of Class A common stock, par value one cent ($0.01) per share, entitled to cast an aggregate 12,349,908 votes on all matters subject to a vote at the annual meeting, and 2,350,000 shares of Class B common stock, par value one cent ($0.01) per share, entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the annual meeting. The total number of shares of our common stock issued and outstanding on the record date was approximately 14,699,908, which is entitled to cast an aggregate of 17,049,908 votes on all matters subject to a vote at the annual meeting. The total number of issued and outstanding shares excludes approximately 1,252,996 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements. Holders of unexercised options are not entitled to vote at the annual meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors. Votes cast at the annual meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the annual meeting.

Quorum Requirement

In order to transact business at the annual meeting, a quorum must be present. A quorum is present if the holders of a majority of the total number of shares of Class A and Class B common stock issued and outstanding as of the record date are represented at the annual meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the annual meeting, which means that the seven director nominees receiving the highest number of votes for their election will be elected. Approval of any other matter submitted to stockholders requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the annual meeting. Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to stockholders.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the annual meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this proxy statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Report of Independent Registered Public Accounting Firm, and other information included in our 2004 annual report that was mailed on or about April 11, 2005, together with this notice and proxy statement, to all stockholders of record as of the record date.

How to Read this Proxy Statement

Set forth below are the proposal to be considered by stockholders at the annual meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP, our independent registered public accounting firm; and how stockholders may make proposals at our next annual meeting. EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect seven directors to serve as the Board of Directors until our 2006 annual meeting of stockholders or until their successors are elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated for election as directors David R. Parker, William T. Alt, Robert E. Bosworth, Hugh O. Maclellan, Jr., Bradley A. Moline, Niel B. Nielson, and Mark A. Scudder, each of whom is presently serving as a director. In the absence of contrary instructions, each proxy will be voted for the election of all the proposed directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

NOMINEES FOR DIRECTORSHIPS

Information concerning the names, ages, positions with us, tenure as a director, and business experience of the nominees standing for election as directors at the annual meeting is set forth below. All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

David R. Parker, 47, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer since 1994. Mr. Parker was elected to the Board of Directors of the Truckload Carriers' Association in 1994 and also serves on the Board of Directors of the American Trucking Associations.

William T. Alt, 68, has served as a director since 1994. Mr. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986.

Robert E. Bosworth, 57, has served as a director since 1998. Mr. Bosworth has been the Chief Financial Officer for the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and has served as Livingston’s Vice President of Corporate Finance since 2001. From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area. Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc., a publicly traded consumer products company. Mr. Bosworth is a director of Chattem, Inc.

Hugh O. Maclellan, Jr., 65, has served as a director since 1994. Mr. Maclellan is President of the Maclellan Foundation, Inc. and serves on the Boards of UnumProvident Corporation and SunTrust Bank, Chattanooga, N.A.

Bradley A. Moline, 38, has served as a director since 2003. Mr. Moline has been President and Chief Executive Officer of Allo Communications, LLC, a competitive local telephone company, since October 2002. Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002. Mr. Moline was the President of Forte Technologies, a contract manufacturer of high precision parts, from February 2001 until February 2002. From 1997 to May 2001, Mr. Moline was the Senior Vice President of Finance and Chief Financial Officer of Birch Telecom, Inc., an integrated communications provider. Mr. Moline resigned from his position at Birch Telecom, Inc. to take the position with Forte Technologies more than sixteen months prior to Birch Telecom, Inc.'s filing of a petition under the federal bankruptcy laws in September 2002. From 1994 to 1997, Mr. Moline was our Treasurer and Chief Financial Officer.

Niel B. Nielson, 51, has served as a director since 2003. Dr. Nielson has been President of Covenant College since 2002. From 1997 until 2002, Dr. Nielson was the Associate Pastor of Outreach for College Church in Wheaton, Illinois. Dr. Nielson was a partner and trader for Ritchie Capital Markets Group, LLC from 1996 to 1997. Prior to 1996, Dr. Nielson served as an executive officer in various companies, including serving for two years as Senior Vice President of Chicago Research and Trading Group, Ltd., a company at which he was employed for nine years. Dr. Nielson holds ten investment company directorships in the First Trust Fund Complex.

Mark A. Scudder, 42, has served as a director since 1994. Mr. Scudder has been an attorney for more than ten years with Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, and has been President of the firm since January 1, 2003. The firm is our outside corporate and securities counsel. Mr. Scudder is a director of Knight Transportation, Inc., a publicly traded truckload carrier, and Genesee & Wyoming Inc., a publicly traded, international short-line railroad.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings. Our Board of Directors held four regularly scheduled meetings and one special meeting during the fiscal year ended December 31, 2004. No director attended less than 75% of the meetings of the Board of Directors or any committee on which he served. We encourage the members of our Board of Directors to attend our annual meetings of stockholders. All seven of our then-current directors attended the 2004 annual meeting of stockholders.

Director Independence. Our Class A common stock is listed on the Nasdaq National Market. Therefore, it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): Robert E. Bosworth, Hugh O. Maclellan, Jr., Bradley A. Moline, and Niel B. Nielson. In accordance with NASD Rule 4350(c)(2), our independent directors held four meetings in 2004, referred to as "executive sessions," at which only the independent directors were present.

Communications with the Board of Directors. Our Board of Directors has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us. Information concerning the manner in which stockholders can communicate with the Board is available on our website at http://www.covenanttransport.com.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee. Our Audit Committee operates pursuant to a written Audit Committee Charter detailing its duties adopted by our Board Directors on May 18, 2000. In 2004, the Audit Committee amended and restated its charter to comply with certain NASD rules relating to qualitative listing requirements for Nasdaq National Market issuers. A copy of the Third Amended and Restated Audit Committee Charter was included as Appendix A to our proxy statement relating to our 2004 annual meeting of stockholders filed with the Securities and Exchange Commission (the "SEC") on April 19, 2004, and is available to stockholders on our website at http://www.covenanttransport.com. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. The Audit Committee met eight times during 2004. Messrs. Bosworth and Moline have served on the Audit Committee since 2003, and Dr. Nielson replaced Mr. Maclellan on April 6, 2004, as the third member of the Audit Committee. Mr. Bosworth serves as Chairman of the Audit Committee.

Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the Audit Committee:

•	is independent under NASD Rule 4200(a)(15);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
•	did not participate in the preparation of our financial statements or the financial statement of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and cash flows statement.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K and NASD Rule 4350(d)(2)(A), currently serves on the Audit Committee. The Board of Directors has identified Mr. Bosworth as an audit committee financial expert. Mr. Bosworth is independent, as independence for audit committee members is defined under applicable NASD rules.

Audit Committee Report. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm. The Audit Committee Report for 2004 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

Audit Committee Report for 2004

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal control over financial reporting. The Company's management has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal control. The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company's financial statements, the effectiveness of management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present on three occasions during 2004.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chairman
Bradley A. Moline
Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee. As more fully outlined in the Compensation Committee Charter, the primary functions of the Compensation Committee are to aid our Board in discharging its responsibilities relating to the compensation of our executive officers, including the chief executive officer; to evaluate and approve our compensation plans, policies, and programs; to produce an annual report on executive compensation; and to perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations. In furtherance of its duties, the Compensation Committee reviews all aspects of compensation of our executive officers and makes recommendations on such matters to the full Board of Directors. Messrs. Alt and Scudder and Dr. Nielson served as the members of the Compensation Committee, with Mr. Scudder serving as Chairman, until April 2004. For the balance of 2004, Messrs. Maclellan and Moline served as the members of the Compensation Committee, with Mr. Moline serving as Chairman. The Compensation Committee held a total of five meetings in 2004, four of which were regular and one telephonic. With the exception of one meeting not attended by Mr. Maclellan, all committee members were in attendance at all meetings of the Compensation Committee in 2004.

Compensation Committee Charter. Our Board adopted a written charter for the Compensation Committee in April 2004. A copy of the charter is available to stockholders on our website at http://www.covenanttransport.com.

Report of the Compensation Committee. The Compensation Committee Report on Executive Compensation for 2004 is set forth below under the section titled "Executive Compensation - Compensation Committee Report on Executive Compensation."

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee. In April 2004 the Board of Directors established a Nominating and Corporate Governance Committee to recommend to the Board of Directors potential candidates for election to the Board of Directors and to make recommendations to the Board concerning issues related to corporate governance, as more specifically detailed in the written charter discussed below. During 2004, Mr. Maclellan and Dr. Nielson served as the Nominating and Corporate Governance Committee, with Mr. Maclellan serving as Chairman. All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NASD rules. The Committee met once in 2004. The Nominating and Corporate Governance Committee has recommended that the Board of Directors nominate David R. Parker, William T. Alt, Robert E. Bosworth, Hugh O. Maclellan, Jr., Bradley A. Moline, Niel B. Nielson, and Mark A. Scudder for election at the annual meeting, each of whom is currently serving as a director.

Nominating and Corporate Governance Committee Charter. A written charter for the Nominating and Corporate Governance Committee was adopted in April 2004. A copy of the charter is available to stockholders on our website at http://www.covenanttransport.com.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. As a matter of course, the members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they are qualified candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K. In addition to these specific requirements, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Director Nominee Recommendations. It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at least 120 days prior to the anniversary date of mailing of our proxy statement for the prior year's annual meeting. For the 2006 annual meeting, the deadline for receiving stockholder recommendations of proposed director nominees will be December 12, 2005. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s); and
•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and us or any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Director Compensation

Directors who are not our employees or employees of one of our subsidiaries currently receive a $15,000 annual retainer, $1,000 per Board of Directors meeting attended in person, and $500 per Board of Directors meeting attended by telephone. An additional annual retainer of $5,000 is paid to the Audit Committee Chairman, and an additional annual retainer of $2,500 is paid to the Compensation Committee Chairman. The Board has not established a retainer for the Nominating and Corporate Governance Committee Chairman. Committee members also receive $500 for committee meetings attended that occur separate from board meetings. In May 2004, the Board of Directors granted each non-employee director an option to purchase 2,500 shares of our Class A common stock, under the Outside Director Stock Option Plan, at $15.71 per share, the closing price on the date of the grant. The options immediately vested and must be exercised within ten (10) years of the date of the grant. We also reimburse our non-employee directors for travel and other related expenses incurred in attending such meetings.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

Our Executive Officers

Set forth below is certain information regarding our current executive officers and significant employees. All executive officers are elected annually by the Board of Directors.

Michael W. Miller, 47, has served as our Executive Vice President and Chief Operating Officer since 1997. He previously served as our Vice President of Operations from 1993 to 1997 and in various other positions from 1987 to 1993. Mr. Miller has over 25 years of experience in the transportation industry. Mr. Miller also served as a director until the May 2004 annual meeting.

Joey B. Hogan, 43, has served as our Chief Financial Officer since 1997. Mr. Hogan has been an Executive Vice President since May 2003 and was a Senior Vice President from December 2001 to May 2003. From joining us in August 1997 through December 2001, Mr. Hogan also served as our Treasurer. In 1996 and 1997, Mr. Hogan served as Chief Financial Officer of The McKenzie Companies in Cleveland, Tennessee, a group of privately owned companies. From 1986 to 1996, Mr. Hogan served in various capacities, including three years as Director of Finance, with Chattem, Inc.

L. D. "Micky" Miller, III, 52, has served as our Executive Vice President - Sales and Marketing since joining us in December 2002. Mr. Miller has over 25 years of sales and operations experience in the trucking industry. From January 1998 to November 2002, Mr. Miller was co-owner of, but was not involved in the day-to-day management of, two privately owned trucking companies, one of which was a truckload carrier and the other of which was a less-than-truckload carrier. From 1985 to 1995, Mr. Miller served as President and Chief Executive Officer of Crown Transport Systems Inc., division of U.S. Xpress Enterprises, Inc. From 1995 to 1997, Mr. Miller served as Chairman of the CSI/Crown division of U.S. Xpress Enterprises, Inc. In March 2003, Ida-Tran Freight Systems, of which Mr. Miller was an officer and co-owner, voluntarily filed a bankruptcy petition in the United States District Court for the District of Idaho. In October 2003, a petition was filed against Mr. Miller in the United States Bankruptcy Court for the Northern District of Georgia.

R.H. Lovin, Jr., 53, has served in several senior management positions since joining us in 1986. Mr. Lovin has been our Senior Vice President - Administration since February 2003, and Corporate Secretary since August 1995. Mr. Lovin previously served as our Chief Financial Officer from 1986 to 1994, as Vice President of Administration from May 1994 to May 2003, and as director from May 1994 to May 2003.

Tony Smith, 57, has served as President of Southern Refrigerated Transport, Inc., one of our subsidiaries, since 1998. Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary, from October 1998 to December 2004.

Richard L. Towe, 51, has served in several senior management positions since joining us in 1992. Mr. Towe has been our Senior Vice President - Driver Management since February 2003. Mr. Towe previously served as a Fleet Manager from 1992 to1993, as Director of Driver Relations from1993 to October 1998, and as Vice President of Driver Relations from October 1998 to February 2003.

See "Nominees for Directorships" above for information concerning the business experience of David R. Parker.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that our officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2004. We make available copies of Section 16(a) forms that our directors and executive officers file with the SEC through our website at http://www.covenanttransport.com.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries. The Code of Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Conduct and Ethics is available to stockholders on our website at http://www.covenanttransport.com.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers, to whom we refer as the named executive officers, for services to us in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table

Long Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary	Bonus		Other Annual Compen- sation (1)	Restricted Stock Award(s)	Securities Underlying Options (#)		LTIP Payouts	All Other Compen-sation (2)
David R. Parker Chairman, President, and Chief Executive Officer	2004 2003 2002	$545,798 $530,856 $525,000	$126,083 — $206,719	(3) (3)	$26,592 $37,713 —	— — —	10,000 16,891 10,000	(3) (3)	— — —	$42,429 $54,961 $23,007
Michael W. Miller Executive Vice President and Chief Operating Officer	2004 2003 2002	$286,485 $272,506 $248,770	$ 67,297 — $106,116	(3) (3)	— $27,600 —	— — —	10,000 13,537 10,000	(3) (3)	— — —	— — —
Joey B. Hogan Executive Vice President and Chief Financial Officer	2004 2003 2002	$210,896 $194,647 $177,693	$ 50,626 — $ 78,374	(3) (3)	— — —	— — —	10,000 12,612 10,000	(3) (3)	— — —	— — —
L. D. "Micky" Miller, III Executive Vice President- Sales and Marketing (4)	2004 2003 2002	$185,282 $169,874 $ 11,631	$ 44,030 — —	(3)	— — —	— — —	7,500 7,500 15,000	(3) (3)	— — —	— — —
Tony Smith, President of Southern Refrigerated Transport, Inc.	2004 2003 2002	$185,827 $243,573 $233,970	$ 62,291 $120,000 $157,595	(3) (5) (3)(5)	— — —	— — —	7,500 8,961 4,000	(3) (3)	— — —	— — —
_____________________________

(1)
For all named executive officers other than Mr. Parker in all years and Michael W. Miller in 2003, other annual compensation did not exceed 10% of such named executive officer's total salary and bonus. The amounts listed for Mr. Parker reflect reimbursement for the payment of taxes payable by Mr. Parker because of the change in method of payments made to fund the split-dollar life insurance policy discussed under footnote 2 below. The amount listed for Mr. Michael Miller reflects the amount of a company car allowance for him for 2003.

(2)
Mr. Parker's other compensation under the column “All Other Compensation" in 2004, 2003, and 2002 includes the amount of compensation he received to make payments on a split-dollar life insurance policy. Under agreements entered into in December 1992 and December 2001, we are obligated to provide split-dollar life insurance arrangements for Mr. Parker. In years prior to 2002, we paid the premiums, were entitled to receive repayment of the premiums advanced from the death benefit or cash value, and Mr. Parker was deemed to have compensation equal to a portion of the premium advanced. In response to the Sarbanes-Oxley Act of 2002, we began to pay Mr. Parker, as compensation, amounts that Mr. Parker uses to pay insurance premiums on the split-dollar life insurance policy. We will not be entitled to receive reimbursement of these amounts, but will retain the right to receive from the insurance company an amount equal to the amount that we paid in premiums on the split-dollar policy prior to 2002.

(3)
The amount reflects cash portion of bonus earned by the named executive officer during 2002 and 2004. The cash portion is equal to the percentage of the bonus earned under the named executive officers' compensation program elected in the form of cash by the recipient. In accordance with the program, at least 25% must be accepted through the issuance of immediately exercisable stock options at the rate of an option on 100 shares for each $1,000 of bonus payment foregone, and the recipient may elect to receive up to 100% of the bonus in the form of stock options. For 2002, the named executive officers received options under the compensation program to purchase the following numbers of shares of Class A common stock at the $17.30 fair market value on February 20, 2003 (the date of the grant): David Parker-6,891; Michael Miller-3,537; Joey Hogan-2,612; and Tony Smith-1,461. These stock options are included under the “Securities Underlying Options” column above for 2003, the year the grant was made. For 2004, the named executive officers received options under the compensation program to purchase the following numbers of shares of Class A common stock at the $21.43 fair market value on February 16, 2005 (the date of the grant): David Parker-5,690; Michael Miller-3,037; Joey Hogan-2,285; L.D. “Mickey” Miller, III-1,987; and Tony Smith-2,076. These stock options are not reflected above, but will be reflected in 2005, the year the grant was made.

(4)	Mr. L. D. "Micky" Miller, III was hired in December 2002.
(5)
The amount includes a $120,000 bonus paid in each of 2002 and 2003 pursuant to an employment agreement we entered into in 1998 with Mr. Smith, in connection with our acquisition of Southern Refrigerated Transport, Inc. and Tony Smith Trucking, Inc. The employment agreement terminated in October 2003.

Option/SAR Grants in Last Fiscal Year

The following table lists stock options granted to the named executive officers during the fiscal year ended December 31, 2004. We have not granted any stock appreciation rights ("SARs").

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	Number of securities underlying options/SARs granted (#)(1)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration Date(2)	5% ($)	10% ($)
David R. Parker	10,000	5.1%	$15.71	5/27/14	98,799	250,377
Michael W. Miller	10,000	5.1%	$15.71	5/27/14	98,799	250,377
Joey B. Hogan	10,000	5.1%	$15.71	5/27/14	98,799	250,377
L. D. "Micky" Miller, III	7,500	3.8%	$15.71	5/27/14	74,100	187,783
Tony Smith	7,500	3.8%	$15.71	5/27/14	74,100	187,783
________________________________

(1)
The options will become exercisable with respect to one-third of the shares covered thereby on each of May 27, 2005, 2006, and 2007, and will become immediately exercisable in the event of a change of control involving us.

(2)
Prior to the expiration date, the options will expire three months after the date on which the option holder's employment with us is terminated. However, if such termination occurs due to (i) retirement with the consent of the Board of Directors or a committee appointed by the Board, (ii) death, or (iii) disability, the options will terminate 36 months after termination due to such retirement or disability and 12 months after the option holder's death. If the option holder dies within three months after termination of his or her continuous status as our employee, the options will terminate 12 months after the option holder's death.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table demonstrates the options under the Plan that were exercised during the fiscal year ended December 31, 2004, by the named executive officers.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options/SARs at fiscal year-end (#)		Value of unexercised in-the-money options/SARs at fiscal year- end (1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Parker	0	0	316,098	19,999	2,607,240	90,463
Michael W. Miller	24,000	82,500	111,836	19,999	891,541	90,463
Joey B. Hogan	0	0	109,885	19,999	799,140	90,463
L. D. "Micky" Miller, III	0	0	12,500	17,500	30,000	64,875
Tony Smith	0	0	40,167	13,833	344,707	61,513

(1)	Based on the $20.82 closing price of our Class A common stock on December 31, 2004.

We do not have a long-term incentive plan or a defined benefit or actuarial plan and have never issued any stock appreciation rights.

Employment Agreements

We currently do not have any employment, severance, or change-in-control agreements with any of our executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. The Board of Directors has the authority to extend similar rights to holders of additional awards under the Plan.

Compensation Committee Interlocks and Insider Participation

Messrs. Alt and Scudder and Dr. Nielson served as the members of the Compensation Committee, with Mr. Scudder serving as Chairman, until April 2004. For the balance of 2004, Messrs. Maclellan and Moline served as the members of the Compensation Committee, with Mr. Moline serving as Chairman. Except for Mr. Moline's service as our Treasurer and Chief Financial Officer from 1994 to 1997, none of such individuals has been an officer or employee of the Company. Mr. Scudder's law firm serves as our corporate and securities counsel and earned approximately $196,000 in fees for legal services during 2004.

During 2004, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors, our executive officers, and their affiliates.

The Compensation Committee Report on Executive Compensation and the performance graph appearing later in this proxy statement shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent we incorporate this report and graph by specific reference.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

In accordance with a pay-for-performance philosophy, the Compensation Committee seeks to provide fixed and incentive compensation of the Company's executive officers that reflects the performance of each individual and the Company. Fixed compensation is designed to attract, motivate, and retain executives committed to maximizing returns to stockholders and be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to provide rewards that are closely linked to the performance of the Company and each individual and to align the interests of the Company's employees with those of its stockholders. Reflecting these considerations, the Company's approach to determining executive compensation generally consists of three elements: base salary, annual stock option grants, and an annual bonus. The Compensation Committee believes that the annual bonus program directly links corporate performance to executive compensation and that the annual stock option grants and the stock-based component of the annual bonus indirectly link executive compensation to corporate performance to the extent corporate performance is reflected in the Company's stock price. In 2004, the Compensation Committee deliberated alternative forms of equity-based compensation, including grants of restricted stock, but decided to postpone consideration of these matters until a later date when more regulatory guidance is available. For 2004, the Company's Chief Executive Officer participated in the same program as the other executive officers and was evaluated on the same basis as the other executive officers.

In May 2004, the Compensation Committee reviewed the base salaries of the Company's executive officers. Based on a report and proposal by the Company's Chief Executive Officer, the Compensation Committee approved modest increases in the base salaries of certain of the Company's executive officers to reflect improvements in the Company's performance. In accordance with the Chief Executive Officer's request, no increase in his base salary was recommended.

The annual stock option element of the compensation program provides that each executive will be granted an annual stock option to purchase up to 10,000 shares of the Company's Class A common stock at the closing price on the date of the annual meeting under the Company's incentive stock plan. Stock options granted since July 2000 vest ratably over three years and expire ten years from the date of grant. Certain options granted prior to 1998 vest ratably over five years and expire ten years from the date of grant. The Compensation Committee believes that a multi-year granting and vesting schedule will encourage the executives to remain with the Company.

The annual bonus element of the compensation program permits the executives to earn a percentage of their salary based upon the achievement of individual and corporate goals for that year. For senior management, 60% to 75% of the bonus is based upon attaining or exceeding the earnings per share target established at the beginning of the year. The remainder of the bonus is based upon achieving certain individual goals that are established at the beginning of each year. The Board of Directors establishes the goals for the Chief Executive Officer, and the Chief Executive Officer (subject to Compensation Committee approval) establishes the goals for the rest of the executives.

The initial bonus amounts for the executives are adjusted up or down based upon the Company's ranking among its peer group of companies in the following performance measures: earnings per share growth, net margin, and return on average equity. The peer group identified by the Compensation Committee consists of Swift Transportation, Werner Enterprises, USA Truck, Inc., U.S. Xpress Enterprises, and Celadon Group, Inc. The annual bonus for senior management is limited to 75% of the executive's base salary. The Company must achieve its earnings per share goal for any individual bonus to be paid. There is an exception for individual goal bonuses to be paid if the Company achieves at least a threshold percentage of the earnings per share goal and ranks first or second in its peer group.

The executives currently must accept at least 25% of their annual bonus in the form of stock-based compensation and may choose to receive up to 100% of the bonus in the form of stock-based compensation. The Compensation Committee believes that this bonus program provides incentives to grow earnings per share, achieve individual goals, and perform at or above the level of peer companies.

For 2004, the Compensation Committee concluded that, in computing the Company's earnings per share for purposes of the 2004 bonus program, it was appropriate to exclude the impact of a non-cash, after-tax charge of $12.2 million, or $0.82 per share, incurred in the fourth quarter of 2004 relating to an increase in the Company's estimated liability for casualty and workers' compensation claims following the completion of an actuarial review of the Company's claims reserves. Based on the exclusion of the charge, the earnings per share target was exceeded. The Compensation Committee also determined that each of the executive officers met at least 75% of his individual goals. The bonuses otherwise payable were reduced because the Compensation Committee determined that the Company ranked sixth among its peer group in the designated performance measures. In addition, the Compensation Committee further reduced the bonuses payable to the executive officers by an aggregate of $123,933 in relation to the non-cash charge.

Compensation Committee:
Bradley A. Moline, Chairman
Hugh O. Maclellan, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

         The following table shows, as of March 17, 2005, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	Each of our directors and named executive officers;

•	All of our executive officers and directors as a group; and

•	Each person known to us to beneficially own 5% or more of any class of our common stock

The percentages shown are based on 12,349,908 shares of Class A common stock and 2,350,000 shares of Class B common stock outstanding at March 17, 2005. The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family. The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B Common	David R. Parker & Jacqueline F. Parker	5,500,776(4)	24.86% of Class A 100% of Class B 36.61% of Total(5)
Class A Common	Michael W. Miller	118,206	*
Class A Common	Joey B. Hogan	120,681(6)	*
Class A Common	L. D. "Micky" Miller, III	14,487	*
Class A Common	Tony Smith	43,576	*
Class A Common	William T. Alt	20,000	*
Class A Common	Robert E. Bosworth	34,000(7)	*
Class A Common	Hugh O. Maclellan, Jr.	27,500	*
Class A Common	Bradley A. Moline	6,000(8)	*
Class A Common	Niel B. Nielson	5,000	*
Class A Common	Mark A. Scudder	24,650(9)	*
Class A Common	Barclays Global Investors, NA and Barclays Global Fund Advisors	874,300(10)	7.08% of Class A 5.95% of Total
Class A Common	Barrow, Hanley, Mewhinney & Strauss, Inc.	806,900(11)	6.53% of Class A 5.49% of Total
Class A Common	Dimensional Fund Advisors Inc.	1,030,912(12)	8.35% of Class A 7.01% of Total
Class A Common	Strong Capital Management, Inc.	1,153,450(13)	9.34% of Class A 7.85% of Total
Class A Common	Wells Fargo & Company	1,232,670(14)	9.98% of Class A 8.39% of Total
Class A & Class B Common	All directors and executive officers as a group (13 persons)	5,983,684(15)	38.67% of Total
______________________________

*	Less than one percent (1%).

(1)
The business address of Mr. and Mrs. Parker and the other directors and named executive officers is 400 Birmingham Highway, Chattanooga, TN 37419. The business addresses of the remaining entities listed in the table above are: Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105; Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105; Barrow, Hanley, Mewhinney & Strauss, Inc., One McKinney Plaza, 3232 McKinney Avenue, 15th Floor, Dallas, TX 75204-2429; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, WI 53051; and Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable or will be exercisable within 60 days following March 17, 2005, held by the following individuals: Mr. Parker-325,121; Mr. Michael Miller-118,206; Mr. Hogan-115,503; Mr. L. D. "Micky" Miller-14,487; Mr. Smith-43,576; Mr. Alt-20,000; Mr. Bosworth-20,000; Mr. Maclellan-20,000; Mr. Moline-5,000; Dr. Nielson-5,000; and Mr. Scudder-20,000. The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan: Mr. Parker-10,716; Mr. Michael Miller-0; Mr. Hogan-1,778; Mr. L. D. "Micky" Miller-0; and Mr. Smith-0.

(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 17, 2005, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all executive officers and directors as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(4)
Comprised of 2,714,939 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 325,121 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable or will be exercisable within 60 days following March 17, 2005; and 10,716 shares allocated to the account of Mr. Parker under our 401(k) plan.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker. Mr. and Mrs. Parker hold 24.86% of shares of Class A and 100% of shares of Class B common stock. The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share. Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 45.18% of the voting power of all outstanding voting shares.

(6)
Comprised of 3,400 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 115,503 shares of Class A common stock underlying stock options, and 1,778 shares held by Mr. Hogan in our 401(k) plan.

(7)
Comprised of 2,000 shares of Class A common stock owned directly, 1,000 shares of Class A common stock held in an individual retirement account, 20,000 shares of Class A common stock underlying stock options, and 11,000 shares of Class A common stock held by a charitable foundation for which Mr. Bosworth serves as director and officer, as to which Mr. Bosworth disclaims beneficial ownership.

(8)	Comprised of 1,000 shares of Class A common stock owned directly and 5,000 shares of Class A common stock underlying stock options.
(9)
Comprised of 100 shares of Class A common stock held directly, 4,350 shares of Class A common stock held in an individual retirement account, 20,000 shares of Class A common stock underlying stock options, and 200 shares of Class A common stock held as custodian for a minor child, as to which Mr. Scudder disclaims beneficial ownership.

(10)
As reported on Schedule 13G filed with the SEC on February 14, 2005. Represents 773,945 shares of Class A common stock beneficially owned by Barclays Global Investors, NA and 100,355 shares of Class A common stock beneficially owned by Barclays Global Fund Advisors. Information is as of December 31, 2004.

(11)	As reported on Schedule 13G filed with the SEC on February 8, 2005. Information is as of December 31, 2004.
(12)	As reported on Schedule 13G/A filed with the SEC on February 9, 2005. Information is as of December 31, 2004.
(13)	As reported on Schedule 13G/A filed with the SEC on February 11, 2005. Information is as of December 31, 2004.
(14)
As reported on Schedule 13G filed with the SEC on February 22, 2005. Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries. Information is as of December 31, 2004.

(15)
The only other executive officers are Ralph H. Lovin, Jr. and Richard L. Towe. Mr. Lovin beneficially owns 52,932 shares of Class A common stock, all of which are comprised of shares of Class A common stock underlying Mr. Lovin's stock options that are currently exercisable or will be exercisable within 60 days following March 17, 2005. Mr. Towe beneficially owns 15,876 shares of Class A common stock, which are comprised of 15,616 shares of Class A common stock underlying Mr. Towe's stock options that are currently exercisable or will be exercisable within 60 days following March 17, 2005, and 260 shares allocated to the account of Mr. Towe under our 401(k) plan. Such shares are included in the calculation of all directors and executive officers as a group.

STOCK PERFORMANCE GRAPH

FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our Class A common stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1999, and ending December 31, 2004.

The stock performance graph assumes $100 was invested on December 31, 1999. There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign. We will provide the names of all companies in such index upon request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, all transactions with affiliated persons or entities must be reviewed and pre-approved by our Audit Committee.

The information set forth herein briefly describes certain transactions between us and certain affiliated parties. We believe that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Company Store. A company wholly owned by Nancy Landreth operates a store that sells branded apparel and personal items on a rent-free basis in our headquarters building, and uses our service marks on its products at no cost. We made purchases from this store totaling approximately $512,000 in 2004. Ms. Landreth is Mr. Parker's step-sister. The Audit Committee has approved a continuation of this relationship and pre-approves purchase limits.

Certain Family Relationships. The Parker family has been involved in the transportation business for a number of years, and members of Mr. Parker's family have been employed by us since our inception and are employed on the same terms and conditions as non-related employees. Clay Scholl, Mr. Parker's brother-in-law, is employed as a customer service supervisor and Justin A. Smith, the son of Tony Smith, is employed by our subsidiary, Southern Refrigerated Transport, Inc., as Director of Operations. The combined compensation for Messrs. Scholl and Smith was approximately $149,000 in 2004.

Certain Business Relationships. Mr. Scudder's law firm serves as our corporate and securities counsel and earned approximately $196,000 in fees for legal services during 2004.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The principal independent registered public accounting firm utilized by us during fiscal 2004 was KPMG LLP. KPMG has served as our independent registered public accounting firm since September 2001.

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2004 and 2003:

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$389,000	$217,500
Audit-Related Fees(2)	10,000	25,575
Tax Fees(3)	216,342	279,522
All Other Fees(4)	0	0
Total	$615,342	$522,597
__________________________________

(1)
Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years. For fiscal 2004, audit fees were comprised of $193,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, $185,000 in fees for the audit of our assessment of internal control over financial reporting, and $11,000 in fees for our securitization facility. For fiscal 2003, audit fees were comprised of $143,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, $63,500 in fees for Form S-3 regulatory filings, and $11,000 in fees for our securitization.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees." For fiscal 2004 and 2003, audit-related fees were comprised of fees for employee benefit plans.

(3)
Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning. For fiscal 2004, tax fees were comprised of $87,500 in fees for tax compliance and $128,842 in fees for tax planning and advice. For fiscal 2003, tax fees were comprised of $82,000 in fees for tax compliance and $197,522 in fees for tax planning and advice.

(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for fiscal 2004 or fiscal 2003.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence. Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2004.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our 2006 annual meeting of stockholders, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before December 12, 2005. However, if the date of the 2006 annual meeting of stockholders is more than thirty days before or after May 10, 2006, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2006 annual meeting of stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our 2006 annual meeting, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by February 25, 2006. However, if the date of the 2006 annual meeting of stockholders is more than thirty days before or after May 10, 2006, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2006 proxy statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 400 Birmingham Highway, Chattanooga, Tennessee 37419, to the attention of Joey B. Hogan, our Executive Vice President, Chief Financial Officer, and Assistant Secretary. Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

The Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

Covenant Transport, Inc.

David R. Parker
Chairman of the Board of Directors
April 11, 2005

PROXY
COVENANT TRANSPORT, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2005
Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B Common Stock (individually or together referred to as "Common Stock") of Covenant Transport, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker, Michael W. Miller, and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee, on Tuesday, May 10, 2005, at 10:00 a.m., Eastern Time, and at any adjournment thereof, as follows:

1.	Election of Directors
	[ ]	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY to
		(except as marked to the contrary below)		vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.
William T. Alt	Robert E. Bosworth	Hugh O. Maclellan, Jr.	Bradley A. Moline
Niel B. Nielson	David R. Parker	Mark A. Scudder

2.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
	[ ]	GRANT AUTHORITY to vote	[ ]	WITHHOLD AUTHORITY to vote

(Continued and to be signed on reverse side)

(Continued from other side)

A vote FOR Proposal 1 and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2005 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2004.

Date __________________________________ , 2005
__________________________________________
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Signature(s)

Stockholders should date this proxy and sign here exactly as name appears at left. If proxy is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. If the stockholder is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer indicating his or her position.